                                                                EXHIBIT 10.23(c)




                      SECOND AMENDMENT TO CREDIT AGREEMENT

         This Amendment is made as of March 25, 1996 among EKCO GROUP, INC., a Delaware Corporation ("Group"), EKCO HOUSEWARES, INC., a Delaware corporation and a wholly owned subsidiary of Group ("Housewares"), and FREM CORPORATION, a Massachusetts corporation and a wholly owned subsidiary of Housewares ("Frem" and collectively with Group and Housewares, the "Borrowers"); FLEET BANK OF MASSACHUSETTS, N.A., a national banking association as agent (the "Agent") and the Lenders set forth below under a Credit Agreement dated as of April 11, 1995 (the "Credit Agreement").

         WHEREAS, Group proposes to issue $125,000,000 in principal amount of Senior Notes (as defined below) on or about the date of this Second Amendment;

         WHEREAS, Group will use approximately $66,600,000 of the proceeds of the Senior Notes to repurchase the 12.70% Notes and approximately $18,800,000 of such proceeds to repurchase the 1818 Notes;

         WHEREAS, the Borrowers and the Lenders have agreed to certain modifications of the Credit Agreement in connection with an issuance of the Senior Notes;

         NOW, THEREFORE, the parties agree as follows:

         1.       Section 1.1.  Definitions shall be amended as follows:

                  (a) Each of the following definitions shall replace the pre-existing definitions in their entirety:

                  "Applicable Margin - LIBOR Rate" and "Applicable Margin - Base Rate" shall mean the percentage set forth below opposite the Consolidated Total Leverage Ratio in effect as of the last day of the immediately preceding fiscal quarter:

                                                          Applicable Margin -
                  Consolidated Total Leverage Ratio     Base Rate     LIBOR Rate
                  ---------------------------------     ---------     ----------
                  Greater than 2.25:1.0                     0           1.50%

                  Equal to or less than
                  2.25:1.0                                  0           1.25%




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
                  "Borrowers" or "Borrower" shall mean Group. Effective the date of this Second Amendment, Housewares and Frem shall no longer be Borrowers, although they shall remain Guarantors pursuant to Section 10.

                  "Guarantors" shall mean individually each of Cleaning, Ekco Distribution, Frem, Housewares, Kellogg, Manufacturing, Via, Woodstream, Wright-Bernet and any other Person that shall become a guarantor of any Lender Obligations, and collectively all of them; provided, however, that for the purposes of Article 10 of this Agreement, the term "Guarantor" shall be limited to Frem and Housewares.

                  "Interest Period" shall mean with respect to any LIBOR Rate Advance, the period commencing on the date of such LIBOR Rate Advance and ending one, two, three or six months thereafter, as the Borrower may request as provided in Section 2.2 or 2.3(a) hereof; provided that:

                           (i)      any Interest Period (other than an Interest
Period determined pursuant to clause (ii) below) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day;

                           (ii)     any Interest Period that would otherwise end
after the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date; and

                           (iii)    notwithstanding clause (ii) above, no
Interest Period shall have a duration of less than 30 days, and if any Interest Period applicable to LIBOR Rate Advances would be for a shorter period, such Interest Period shall not be available hereunder.

                  "Maximum Revolving Credit Amount" shall mean $75,000,000.

                  "Obligor" shall mean any Person that is a Borrower under this Agreement or a Guarantor of any Lender Obligations.

                  "Pledge Agreements" shall mean each of the pledge agreements now or hereafter executed by any Person in connection with this Agreement, as the same may be amended, modified or supplemented from time to time.

                  "Revolving Credit Facility" shall mean the secured revolving credit facility in favor of Group.

                  (b)      The following definitions shall be deleted:

                  Frem Revolving Credit, Housewares Revolving Credit, Maximum Frem Revolving Credit Amount, Maximum Group Revolving Credit Amount and Maximum Housewares' Revolving Credit Amount.

                  (c)      The following definitions shall be added:


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
                  "Ekco Distribution" shall mean Ekco Distribution of Illinois, Inc., a Delaware corporation, and its successors and assigns.

                  "Manufacturing" shall mean Ekco Manufacturing of Ohio, Inc., a Delaware corporation, and its successors and assigns.

                  "Senior Notes" shall mean the senior unsecured notes due 2006 in the principal amount of $125,000,000 issued by Group pursuant to an Indenture among Group, the guarantors named therein and Fleet National Bank of Connecticut, N.A. as Trustee (the "Indenture") on or about the date of this Second Amendment."

                  (d) The definition of "Mortgages" shall be amended by the addition of the following:

                  "Mortgages shall also include (vii) the Mortgage and Security Agreement executed by Housewares with respect to the real property in Chicago, Illinois, and (viii) the Open-End Mortgage and Security Agreement executed by Manufacturing with respect to the real property in Massillon, Ohio."

         2. Article 2. The Credits. The introduction shall be amended in its entirety to read as follows:

         "Subject to the terms and conditions hereof, and in reliance on the representations and warranties contained herein, each of the Lenders hereby establish as a secured Revolving Credit Facility in favor of Group in the respective principal amounts of each Lender's Revolving Credit Commitment. The aggregate principal amount of the Lenders' Revolving Credit Commitments is $75,000,000. All references hereinafter made to Borrowers or Borrower shall mean Group."

         3. Section 2.3. Interest; Duration of Interest Periods. Subsection (b) shall be amended in its entirety to read as follows:

         "(b) With respect to Base Rate Advances, interest shall be payable in arrears on the last day of each calendar month, commencing April 30, 1995 through February 29, 1996 and on the last day of each calendar quarter commencing March 31, 1996 and continuing until all amounts of principal which are Base Rate Advances shall have been fully paid. With respect to LIBOR Rate Advances, interest shall be payable in arrears on the last day of the applicable Interest Period and, if such Interest Period is more than three months, interest shall be paid in three month intervals from the first day of such Interest Period and on the last day of such Interest period, for interest accrued to each such date."

         4. Section 5.27. 12.70% Notes is amended in its entirety to read as follows:

         "12.70% Notes and 1818 Notes. As of the effective date of this Second Amendment, Group has repurchased and retired the 12.70% Notes and the 1818 Notes.



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
         5. Section 6.1. Quarterly Financial Statements. Clause (ii) is amended in its entirety to read as follows: "deleted."

         6. Section 6.2. Annual Financial Statements. Clause (iii) is amended in its entirety to read as follows: "deleted." Clause (vii) is amended in its entirety to read as follows:

         "the compliance certificate required by Section 4.7(a) of the Indenture governing the Senior Notes; provided, however that the Borrower may defer delivery of such certificate until 120 days after the end of its fiscal year, and such other information with respect to the Senior Notes as the Agent may reasonably request."

         7. Section 7.1. Minimum Consolidated EBITDA is restated in its entirety to read as follows:

         "The Consolidated EBITDA of Group and its Subsidiaries shall not be less than the amount set forth below as measured at the end of each fiscal quarter during the periods indicated, on the basis of the fiscal quarter ending on such date and the three immediately preceding fiscal quarters:

                  Period                                  Consolidated EBITDA (Group)
                  ------                                  ---------------------------
         Fiscal Year End 1995                                    $43,000,000

         First Quarter Fiscal Year 1996 through
         Third Quarter Fiscal Year 1996                           40,000,000

         Fiscal Year End 1996 through Third Quarter
         Fiscal Year 1997                                         45,000,000

         Fiscal Year End 1997 and thereafter                      50,000,000"

         8. Section 7.2. Ratio of Consolidated EBITA to Consolidated Interest Expense is restated in its entirety to read as follows:

         "The ratio of Group's Consolidated EBITA to Consolidated Interest Expense shall not be less than the ratios set for below as measured at the end of each fiscal quarter on the basis of the fiscal quarter ending on such date and the three immediately preceding fiscal quarters.

                           Period                                     Ratio
                           ------                                     -----
                  Fiscal Year End 1995                               2:45:1.0

                  First Quarter Fiscal Year 1996 through
                  Third Quarter Fiscal Year 1996                     2:25:1.0



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

                           Period                                     Ratio
                           ------                                     -----
                  Fiscal Year End 1996 and thereafter                2:75:1.0"

         9. Section 7.3. Consolidated Fixed Charge Coverage Ratio is restated in its entirety to read as follows:

         "The ratio of Group's Consolidated Cash Flow to Consolidated Fixed Charges shall not be less than the ratios set forth below as measured at the end of each fiscal quarter during the periods indicated, on the basis of the fiscal quarter ending on such date and the three immediately preceding fiscal quarters:

                           Period                                     Ratio
                           ------                                     -----
                  Fiscal Year End 1995                               1:40:1.0

                  First Quarter Fiscal Year 1996 through
                  Third Quarter Fiscal Year 1996                     1:40:1.0

                  Fiscal Year End 1996 through
                  Third Quarter Fiscal Year 1997                     1:75:1.0

                  Fiscal Year End 1997 and thereafter                2:00:1.0"

         10. Section 7.4. Ratio of Consolidated Senior Funded Indebtedness to Consolidated EBITDA is restated to read as follows:

         "The ratio of Group's Consolidated Senior Funded Indebtedness to Consolidated EBITDA shall not exceed the ratios set forth below as measured at the end of each fiscal quarter during the periods indicated, on the basis of the fiscal quarter ending on such date and the three immediately preceding fiscal quarters:

                           Period                                     Ratio
                           ------                                     -----
                  Fiscal Year End 1995                               2.45:1.0

                  First Quarter Fiscal Year 1996 through
                  Third Quarter Fiscal Year 1996                     3.20:1.0

                  Fiscal Year End 1996 through
                  Third Quarter Fiscal Year 1997                     2.90:1.0

                  Fiscal Year End 1997 and thereafter                2.50:1.0"

         11. Section 7.5. Current Ratio is amended in its entirety to read as follows: "deleted."




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         12.      Section 7.6.  Consolidated Tangible Net Worth is amended in its entirety to read as follows: "deleted."

         13. Section 8.10. Additional Mortgages is amended by the addition of the following:

         "(c)     In connection with the execution of this Second Amendment,
Housewares has executed and delivered a mortgage in favor of the Agent with respect to property in Chicago, Illinois and Manufacturing has executed and delivered a mortgage in favor of the Agent with respect to property in Massillon, Ohio. The Agent has not currently required a title insurance policy or other due diligence with respect to such mortgages. Within 90 days of a request by Agent, Borrower agrees to provide Agent with (i) a title insurance policy relating to such mortgage in such amount and such form as the Agent may reasonably request, (ii) such opinions of counsel relating to such mortgages as the Agent may reasonably request, including, without limitation, an opinion as to enforceability and zoning; and (iii) such other matters of due diligence as the Agent may reasonably request."

         14. Section 8.8. Use of Proceeds is amended in its entirety to read as follows:

         "Group will use the proceeds of the Revolving Credit Facility (a) to pay off all outstanding Advances made to Housewares or Frem under this Credit Agreement prior to the effective date of this Second Amendment; and (b) for general corporate purposes including, without limitation, working capital for itself and its Subsidiaries. Group will not use any of the proceeds to purchase or carry "margin stock" (as defined in Regulation U)."

         15. Section 8.11. Additional Housewares Covenants is amended in its entirety to read as follows: "deleted."

         16. Section 9.1. Restrictions on Borrowed Funds Indebtedness is amended by replacing subsection (d) in its entirety by the following:

         "(d)     Borrowed Funds Indebtedness of Group arising from the Senior
Notes, or from any refinancing or replacement of the Senior Notes; provided, however, that (i) the aggregate principal amount of such Indebtedness shall not exceed the then outstanding principal balance of the Senior Notes; (ii) the periodic installments of interest or fees under such Indebtedness shall not exceed the periodic installments of interest or fees required under the Senior Notes; (iii) the final maturity of such Indebtedness shall not be earlier than the final maturity of the Senior Notes; and (iv) the Average Life of such Indebtedness shall not be less than the Average Life of the Senior Notes."

         17. Section 9.5. Assumptions, Guarantees, Etc., subsection (iv) is amended in its entirety as follows:

         "Guarantees by Subsidiaries of the Senior Notes and any Indebtedness permitted under Section 9.1(d) as refinancing or replacement of the Senior Notes."



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
         18.      Section 9.6.  Mergers and Acquisitions is amended as follows:

         Subsection (a) is amended by the addition of the following:

         "and further provided, that no individual acquisition shall involve an expenditure in excess of $25,000,000 and the aggregate of all expenditures for acquisitions during the three year period ending Fiscal Year End 1998 shall not exceed $50,000,000. (For purposes of determining the amount of such expenditures, the fair market value of any securities issued, and the principal amount of any Indebtedness assumed or guaranteed, by the Borrower or any Subsidiary shall be considered expenditures.)"

         Subsection (b) is amended to read as follows: "deleted."

         19. Section 9.13. Amendments to Certain Agreements shall be amended in its entirety to read as follows:

         "Neither the Borrower nor any of its subsidiaries shall agree to any amendment to the terms and provisions of the Senior Notes relating to an increase in fees or interest rates thereunder, any increase in principal or interest payment amounts or total principal amounts thereunder, an acceleration of the maturity thereof or the scheduled dates of principal and interest or payments thereof, any change to the subordination provisions contained therein, if any, or any change to the financial covenants or other material covenants contained therein making such covenants more restrictive to Group or its subsidiaries, as the case may be."

         20.      Section 9.14.  Transactions with Housewares is deleted.

         21. Section 10.1. Guaranties of Lender Obligations. The first sentence is amended in its entirety to read as follows:

         "For value received and hereby acknowledged, and as an inducement to the Lenders to make the Revolving Credit Facilities and the Advances available hereunder, each of Frem and Housewares (for purposes of this Article 10 each such Person, in its capacity as a guarantor hereunder, is hereinafter referred to as the "Guarantor"), jointly and severally, hereby guarantees to the Lenders the full and punctual payment when due (whether at maturity, by acceleration or otherwise), and the performance by Group, of all its Lender Obligations, whether now existing or hereafter arising (collectively the "Guaranteed Obligations")."

         22. Section 10.6. Security; Set-Off is amended by deleting "(other than Housewares)" in the first sentence, and by deleting the last sentence beginning "The Agent" and ending "Housewares."

         23. The Agent and the Lenders consent to the repurchase of the 12.70% Notes and 1818 Notes with the proceeds of the Senior Notes.




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         24.      The Borrower represent and warrants that each of the Schedules to the Credit Agreement remain true, accurate and correct as of the date hereof except as to Schedules 5.4, 5.12, 5.13, 5.14, 5.15, 5.17(c), 5.18, 5.19(a),
5.19(b), 5.23, 5.24 and 8.13 which are replaced by the Schedules attached hereto.

         25. The Borrower shall pay an amendment fee to the Agent in connection with the execution of this Second Amendment as set forth in a separate fee letter.

         26. The Revolving Credit Commitment and Revolving Credit Commitment Percentage of each Lender is set forth below such Lender's name on the execution page of this Second Amendment, which replace and supersede the Revolving Credit Commitment and Revolving Credit Commitment Percentage set forth on the execution pages to the original Credit Agreement.

         27. Except as specifically set forth herein and in the First Amendment to Credit Agreement dated December 31, 1995, the Credit Agreement remains in full force and effect.

         WITNESS, the execution hereunder under seal as of the date set forth above:

                                      BORROWER:

                                      EKCO GROUP, INC.


                                      By:  /s/JOHN T. HARAN
                                           ------------------------------------
                                           Name:  John T. Haran
                                           Title:  Vice President and Treasurer




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
                                      GUARANTORS:

                                      EKCO HOUSEWARES, INC.


                                      By:  /s/JOHN T. HARAN
                                           ------------------------------------
                                           Name: John T. Haran
                                           Title: Vice President and Treasurer



                                      FREM CORPORATION


                                      By:  /s/JOHN T. HARAN
                                           ------------------------------------
                                           Name: John T. Haran
                                           Title: Vice President and Treasurer



                                      AGENT:

                                      FLEET BANK OF MASSACHUSETTS, N.A., as
                                      Agent


                                      By:  /s/MICHAEL A. PALMER
                                           ------------------------------------
                                           Name:  Michael A. Palmer
                                           Title:  Vice President




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
                                      LENDERS:

                                      FLEET BANK OF MASSACHUSETTS, N.A.



                                      By:      /s/MICHAEL A. PALMER
                                               ---------------------------------
                                               Name:  Michael A. Palmer
                                               Title: Vice President

                                      Address: Fleet Bank of Massachusetts, N.A.
                                               75 State Street
                                               Boston, Massachusetts 02109
                                               Attn: Thomas F. McNamara,
                                                      Vice President
                                               Telefax: (617) 346-1837

                                      Revolving Credit
                                      Commitment Percentage:         53.33%

                                      Revolving Credit Commitments:  $40,000,000




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
                                    ABN AMRO BANK N.V., BOSTON BRANCH


                                    By:      /s/CAROL A. LEVINE
                                             ---------------------------------
                                             Name:  Carol A. Levine
                                             Title:  Senior V.P. and Managing
                                                     Director


                                    By:      /s/JAMES E. DAVIS
                                             ---------------------------------
                                             Name:  James E. Davis
                                             Title:  V.P.

                                    Address: ABN AMRO Bank, N.V.,
                                             Boston Branch
                                             One Post Office Square - 39th Floor
                                             Boston, Massachusetts 02109
                                             Attn:  Carol A. Levine, Managing
                                                    Director
                                             Telefax: (617) 988-7910

                                    Revolving Credit
                                    Commitment Percentage:   20%

                                    Revolving Credit Commitments:  $15,000,000




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
                                  THE SUMITOMO BANK, LIMITED


                                  By:      /s/D. G. EASTMAN
                                          ---------------------------------
                                           Name:  D. G. Eastman
                                           Title:  V.P. and Manager



                                  By:      /s/ALFRED DeGEMMIS
                                          ---------------------------------
                                           Name:  Alfred DeGemmis
                                           Title:  V. P.

                                  Address: The Sumitomo Bank, Limited
                                           One Post Office Square, Suite 3820
                                           Boston, Massachusetts 02109
                                           Attn: Alfred DeGemmis, Vice President
                                           Telefax: (617) 423-4884

                                  Revolving Credit
                                  Commitment Percentage:    13.33%

                                  Revolving Credit Commitments:  $10,000,000

                                  PNC BANK, NATIONAL ASSOCIATION


                                  By:      /s/QUAN L. GRAYS
                                           ---------------------------------
                                           Name:  Quan L. Grays
                                           Title:  Assistant V. P.

                                  Address: PNC Bank, National Association
                                           335 Madison Avenue
                                           New York, New York 10017
                                           Attn:    Kwan L. Grays
                                           Telefax: (212) 409-3737

                                  Revolving Credit
                                  Commitment Percentage:    13.33%

                                  Revolving Credit Commitments:  $10,000,000




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